Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY

(A MINNESOTA CORPORATION)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

DATED FEBRUARY 1, 2026

SUPPLEMENTAL TO TRUST INDENTURE

DATED FEBRUARY 1, 1937

AND

SUPPLEMENTAL AND RESTATED

TRUST INDENTURE

DATED MAY 1, 1988

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TABLE OF CONTENTS

(continued)

Page

SECTION 6.04	31
SECTION 6.05	31
SECTION 6.06	31

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Supplemental Trust Indenture, made effective as of the 1st day of February, 2026, by and between NORTHERN STATES POWER COMPANY (formerly Northern Power Corporation), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota, having its principal office in the City of Minneapolis, Minnesota (the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under and by virtue of the laws of the United States, having a corporate trust office in the City of Chicago, Illinois (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as trustee (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, a predecessor in interest to the Company, Xcel Energy Inc. (formerly Northern States Power Company), a corporation duly organized and existing under and by virtue of the laws of the State of Minnesota (the “Predecessor Company”) has heretofore executed and delivered to the Trustee its Trust Indenture (the “1937 Indenture”), made as of February 1, 1937, whereby the Predecessor Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee and to its respective successors in trust, all property, real, personal and mixed then-owned or thereafter acquired or to be acquired by the Predecessor Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Predecessor Company in and by the provisions of the 1937 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1937 Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental Trust Indenture, made as of June 1, 1942, whereby the Predecessor Company conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the date of the 1937 Indenture; and

WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Predecessor Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
February 1, 1944	Series due February 1, 1974 (retired)
October 1, 1945	Series due October 1, 1975 (retired)
July 1, 1948	Series due July 1, 1978 (retired)
August 1, 1949	Series due August 1, 1979 (retired)
June 1, 1952	Series due June 1, 1982 (retired)

Date of Supplemental Trust Indenture	Designation of Series
October 1, 1954	Series due October 1, 1984 (retired)
September 1, 1956	Series due 1986 (retired)
August 1, 1957	Series due August 1, 1987 (redeemed)
July 1, 1958	Series due July 1, 1988 (retired)
December 1, 1960	Series due December 1, 1990 (retired)
August 1, 1961	Series due August 1, 1991 (retired)
June 1, 1962	Series due June 1, 1992 (retired)
September 1, 1963	Series due September 1, 1993 (retired)
August 1, 1966	Series due August 1, 1996 (redeemed)
June 1, 1967	Series due June 1, 1995 (redeemed)
October 1, 1967	Series due October 1, 1997 (redeemed)
May 1, 1968	Series due May 1, 1998 (redeemed)
October 1, 1969	Series due October 1, 1999 (redeemed)
February 1, 1971	Series due March 1, 2001 (redeemed)
May 1, 1971	Series due June 1, 2001 (redeemed)
February 1, 1972	Series due March 1, 2002 (redeemed)
January 1, 1973	Series due February 1, 2003 (redeemed)
January 1, 1974	Series due January 1, 2004 (redeemed)
September 1, 1974	Pollution Control Series A (redeemed)
April 1, 1975	Pollution Control Series B (redeemed)
May 1, 1975	Series due May 1, 2005 (redeemed)
March 1, 1976	Pollution Control Series C (retired)
June 1, 1981	Pollution Control Series D, E and F (redeemed)
December 1, 1981	Series due December 1, 2011 (redeemed)
May 1, 1983	Series due May 1, 2013 (redeemed)
December 1, 1983	Pollution Control Series G (redeemed)
September 1, 1984	Pollution Control Series H (redeemed)
December 1, 1984	Resource Recovery Series I (redeemed)
May 1, 1985	Series due June 1, 2015 (redeemed)
September 1, 1985	Pollution Control Series J, K and L (redeemed)
July 1, 1989	Series due July 1, 2019 (redeemed)
June 1, 1990	Series due June 1, 2020 (redeemed)
October 1, 1992	Series due October 1, 1997 (retired)
April 1, 1993	Series due April 1, 2003 (retired)
December 1, 1993	Series due December 1, 2000 (retired), and
December 1, 2005 (retired)
February 1, 1994	Series due February 1, 1999 (retired)
October 1, 1994	Series due October 1, 2001 (retired)
June 1, 1995	Series due July 1, 2025 (retired)
April 1, 1997	Pollution Control Series M (redeemed), N (redeemed), O (redeemed) and P (redeemed)
March 1, 1998	Series due March 1, 2003 (retired), and March 1, 2028
May 1, 1999	Resource Recovery Series Q (retired)
June 1, 2000	Resource Recovery Series R (retired); and

WHEREAS, on August 18, 2000, New Centuries Energies, Inc. was merged with and into the Predecessor Company and the Predecessor Company changed its corporate name from Northern States Power Company to Xcel Energy Inc.; and

WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of August 18, 2000 between the Predecessor Company and the Company, substantially all the assets of the Predecessor Company (other than the stock of the Predecessor Company’s subsidiaries) were conveyed to, and substantially all the liabilities of the Predecessor Company, including liabilities created under the Indenture (as hereinafter defined), were assumed by, the Company (the “Assignment”); and

WHEREAS, pursuant to the Supplemental Trust Indenture dated as of August 1, 2000 among the Predecessor Company, the Company and Harris Trust and Savings Bank, as trustee, the requirements and conditions precedent set forth in the Original Indenture and the Restated Indenture (each as hereinafter defined) with respect to the Assignment were satisfied; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures, which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it (or, as the case may be, the Predecessor Company) subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the 1937 Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
June 1, 2002	Series due August 15, 2003 (retired)
July 1, 2002	Pollution Control Series S (redeemed)
August 1, 2002	Series A and Series B due August 28, 2012 (retired)
May 1, 2003	Series due 2004, extendible through 2006 (retired)
August 1, 2003	Series due August 1, 2006 (retired) and Series due August 1, 2010 (retired)
July 1, 2005	Series due July 15, 2035
May 1, 2006	Series due June 1, 2036
June 1, 2007	Series due July 1, 2037
March 1, 2008	Series due March 1, 2018 (redeemed)
November 1, 2009	Series due November 1, 2039
August 1, 2010	Series due August 15, 2015 (retired) and Series due August 15, 2040
August 1, 2012	Series due August 15, 2022 (retired) and Series due August 15, 2042
May 1, 2013	Series due May 15, 2023 (retired)
May 1, 2014	Series due May 15, 2044
August 1, 2015	Series due August 15, 2020 (retired) and Series due August 15, 2045
May 1, 2016	Series due May 15, 2046
September 1, 2017	Series due September 15, 2047
September 1, 2019	Series due March 1, 2050

Date of Supplemental Trust Indenture	Designation of Series
June 8, 2020	Series due June 1, 2051
March 1, 2021	Series due April 1, 2031 and Series due April 1, 2052
May 1, 2022	Series due June 1, 2052
May 1, 2023	Series due May 15, 2053
February 1, 2024	Series due March 15, 2054
April 1, 2025	Series due May 15, 2035 and Series due May 15, 2055

WHEREAS, the 1937 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Predecessor Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated May 1, 1988 which was recorded in the property records in various counties as set forth in Schedule B attached hereto (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after May 1, 1988); and

WHEREAS, the Restated Indenture became effective and operative on July 20, 2005; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture”; and

WHEREAS, pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of May 1, 2002 among the Company, BNY Midwest Trust Company, as successor trustee, and Harris Trust and Savings Bank, BNY Midwest Trust Company accepted the rights, powers, duties and obligations of the trustee under the Indenture effective as of May 9, 2002; and

WHEREAS, pursuant to the Transfer and Assumption Agreement dated as of January 1, 2007 between BNY Midwest Trust Company and The Bank of New York Trust Company, N.A. (currently known as The Bank of New York Mellon Trust Company, N.A.), The Bank of New York Trust Company, N.A. accepted the rights, titles and interests of the trustee under the Indenture effective as of January 1, 2007; and

WHEREAS, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company is desirous of providing for the creation of (a) a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due May 15, 2036” (the “Series 2036 Bonds”) and (b) a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due May 15, 2056” (the “Series 2056 Bonds” and, collectively with the Series 2036 Bonds, the “Bonds”), the Bonds of each series to be issued as registered bonds without coupons in denominations of a multiple of $2,000 and integral multiples of $1,000 in excess thereof, and the Bonds of each series to be substantially in the form and of the tenor following with the redemption prices inserted therein in conformity with the provisions of Section 2.03 hereof, to-wit:

(Form of Series 2036 Bonds and Series 2056 Bonds)

NORTHERN STATES POWER COMPANY

(Incorporated under the laws of the State of Minnesota)

First Mortgage Bond

Series due May 15, [2036]**[2056]***

No.	$

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

NORTHERN STATES POWER COMPANY, a corporation organized and existing under the laws of the State of Minnesota (the “Company”), for value received, hereby promises to pay to Cede & Co. or its registered assigns, at the office of the Trustee, in the City of Chicago, Illinois, or, at the option of the registered owner, at the agency of the Company in the Borough of Manhattan, City and State of New York, an amount equal to [_____________] Dollars in lawful money of the United States of America, on the 15th day of May, [2036]**[2056]*** and to pay interest hereon from the date hereof at the rate of [4.85]**[5.55]*** percent per annum, in like money, until the Company’s obligation with respect to the payment of such principal sum shall be discharged; said interest being payable at the option of the person entitled to such interest either at the office of the Trustee, in Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, on the 15th day of May and on the 15th day of November in each year, commencing on November 15, 2026 provided that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any May 15 or November 15 will be paid to the person in whose name this bond was registered at the close of business on the record date (the May 1 prior to such May 15 or the November 1 prior to such November 15 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.

*	This legend to be included if the bonds are issued as a global bond in book-entry form.
**	To be inserted in Series 2036 Bonds.
***	To be inserted in Series 2056 Bonds.

[EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE REGISTERED DEPOSITORY OR BY A NOMINEE OF THE REGISTERED DEPOSITORY TO THE REGISTERED DEPOSITORY, ANOTHER NOMINEE OF THE REGISTERED DEPOSITORY, A SUCCESSOR OF THE REGISTERED DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.]*

This bond is one of a duly authorized issue of bonds of the Company, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated February 1, 1937 (the “1937 Indenture”), as supplemented by 74 supplemental trust indentures (collectively, the “Supplemental Indentures”), a Supplemental and Restated Trust Indenture dated May 1, 1988 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), executed by the Company to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as trustee (the “Trustee”). The 1937 Indenture, as supplemented by the Supplemental Indentures, the Restated Indenture and the Supplemental Trust Indenture, is referred to herein as the “Indenture.” The Restated Indenture amends and restates the 1937 Indenture and certain of the Supplemental Indentures and became effective and operative on July 20, 2005. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a default as provided in the Indenture.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the Company’s interest therein as provided in the Indenture); provided that without the consent of all holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest thereon or any other modification in the terms of payment of such principal or interest.

*	This legend to be included if the bonds are issued as a global bond in book-entry form.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and shall not be affected by any notice to the contrary.

[Prior to November 15, 2035 (six months prior to the maturity date of the bonds of this series) (the “Par Call Date”), the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.]**

[Prior to November 15, 2055 (six months prior to the maturity date of the bonds of this series) (the “Par Call Date”), the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.]***

**	To be inserted in Series 2036 Bonds.
***	To be inserted in Series 2056 Bonds.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Upon occurrence of a Tax Credit Event, the Company may redeem, upon notice of redemption, the bonds of this series in whole but not in part, at a redemption price equal to 101% of the principal amount of the bonds of this series, plus accrued and unpaid interest to, but excluding, the redemption date. A notice of redemption of the bonds of this series upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the bonds of this series were issued and (b) six months from the date of issuance of the bonds of this series and (ii) shall be accompanied by an Officer’s Certificate stating that a Tax Credit Event has occurred or is occurring.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

A “Tax Credit Event” occurs with respect to the bonds of this series if, in the Company’s reasonable determination, there exists a material risk, due to the bonds of this series (considered together with other debt) having been issued, as part of an original issuance (including bonds issued pursuant to a qualified reopening thereof), to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

Any notice of redemption regarding the occurrence of a Tax Credit Event will be mailed to the Holders of the bonds of this series to be redeemed (which, as long as the bonds of this series are held in the book-entry only system, will be the Depository, its nominee or a successor depository). On and after the date fixed for redemption (unless the Company defaults in the payment of the redemption price and interest accrued thereon, if any, to such date), interest on the bonds of this series or the portions of them so called for redemption will cease to accrue.

The provisions of (1) Sections 10.01, 10.02, 10.03, 10.04, 10.05 and 10.06 of ARTICLE X of the Restated Indenture shall be applicable to the bonds of this series, except that (a) the notice of redemption required to be provided to Holders pursuant to Section 10.02 shall be provided not less than 10 days nor more than 60 days prior to the Redemption Date, (b) any notice of redemption at the Company’s option may state that the redemption will be conditional upon receipt by the Paying Agent, on or prior to the Redemption Date, of money sufficient to pay the principal, premium, if any, on the bonds of this series, and that if money has not been so received, the notice of redemption will be of no force and effect and the Company shall not be required to redeem the bonds of this series so called for redemption and (c) if the Company elects to redeem fewer than all of the bonds of this series and such bonds are held through the facilities of The Depository Trust Company, the particular bonds of this series or the portions of them to be redeemed will be selected on a pro rata pass-through distribution of principal basis in accordance with the procedures of The Depository Trust Company and (2) Sections 6.01, 6.02 and 6.03 of ARTICLE VI of the Restated Indenture shall be applicable to the bonds of this series, except that the reference in Section 6.03 to “30 days” shall instead be “10 days”.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Bonds of this series are not subject to a sinking fund.

This bond is transferable as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office of the Trustee in the City of Chicago, Illinois, or at the option of the owner at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 10 days immediately preceding any selection of bonds of this series to be redeemed. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be executed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:	NORTHERN STATES POWER COMPANY

Attest:	[Form – Not for Signature]	By:	[Form – Not for Signature]
Vice President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	[Form – Not for Signature]
Authorized Officer

Dated:

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated as of April 1, 2025; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Indenture and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

Now, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), as Trustee, and its successors in the trust under the Indenture for the benefit of those who hold or shall hold the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I.

SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY

TO THE LIEN OF THE INDENTURE

SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, to the Trustee and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the lien of the Indenture and to conform with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, exciters, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; telephone plant and related distribution systems; trucks and trailers; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; materials and supplies; all municipal and other franchises, leaseholds, licenses, permits, privileges, patents and patent rights; all shares of stock, bonds, evidences of indebtedness, contracts, claims, accounts receivable, choses in action and other intangibles, all books of account and other corporate records;

Excluding, however, all merchandise and appliances heretofore or hereafter acquired for the purpose of sale to customers and others;

All the estate, right, title, interest and claim, whatsoever, at law as well as in equity, which the Company now has or hereafter may acquire in and to the aforesaid property and every part and parcel thereof subject, however, to the right of the Company, upon the occurrence and continuation of a Completed Default as defined in the Indenture, to retain in its possession all shares of stock, notes, evidences of indebtedness, other securities and cash not expressly required by the provisions hereof to be deposited with the Trustee, to retain in its possession all contracts, bills and accounts receivable, motor cars, any stock of goods, wares and merchandise, equipment or supplies acquired for the purpose of consumption in the operation, construction or repair of any of the properties of the Company, and to sell, exchange, pledge, hypothecate or otherwise dispose of any or all of such property so retained in its possession, free from the lien of the Indenture, without permission or hindrance on the part of the Trustee, or any of the bondholders. No person in any dealings with the Company in respect of any such property shall be charged with any notice or knowledge of any such Completed Default under the Indenture while the Company is in possession of such property. Nothing contained herein or in the Indenture shall be deemed or construed to require the deposit with, or delivery to, the Trustee of any of such property, except such as is specifically required to be deposited with the Trustee by some express provision of the Indenture;

To have and to hold all said property, real, personal and mixed, granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II.

FORM AND EXECUTION OF THE SERIES 2036 BONDS AND THE SERIES 2056 BONDS

SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due May 15, 2036, which shall bear the descriptive title “First Mortgage Bonds, Series due May 15, 2036” (such bonds, the “Series 2036 Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section. The Series 2036 Bonds may forthwith be executed by the Company substantially in the form set forth in the recitals, including the relevant provisions as indicated therein, and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Trust Indenture. The Series 2036 Bonds shall initially be authenticated and delivered in the aggregate principal amount of $600,000,000. The Series 2036 Bonds may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest payment terms), except for the price to the public and the issue date, and, if applicable, except for the initial interest payment date and initial interest accrual date, as the other Series 2036 Bonds. Any such additional Series 2036 Bonds, together with the Series 2036 Bonds initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $2,000,000,000. The Series 2036 Bonds shall mature on May 15, 2036, and shall be issued as registered bonds without coupons in denominations of $2,000, and integral multiples of $1,000 in excess thereof. The Series 2036 Bonds shall bear interest at a rate of 4.85% per annum on the principal amount thereof payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2026, and the principal shall be payable at the office of the Trustee in the City of Chicago, Illinois, or at the option of the registered owner at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the

United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York. Interest on the Series 2036 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The Series 2036 Bonds shall be dated as of the date of authentication thereof by the Trustee. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.

As long as there is no existing default in the payment of interest on the Series 2036 Bonds, the person in whose name any Series 2036 Bond is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of any such Series 2036 Bond subsequent to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Series 2036 Bond is registered on the Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to the registered holder of any Series 2036 Bond not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2036 Bond may be listed, and upon such notice as may be required by such exchange.

The term “Record Date” as used in this Section 2.01 with respect to any interest payment date (May 15 or November 15) shall mean the May 1 prior to such May 15 or the November 1 prior to such November 15 (whether or not a business day).

As used in this Section 2.01, the term “default in the payment of interest” means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture.

The “Special Record Date” as used in this Section 2.01 shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Series 2036 Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section 2.01. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of the Series 2036 Bonds, at his, her or its address as it appears in the bond register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the Series 2036 Bonds are registered on such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.01.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2036 Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.01, such payment shall be deemed practicable by the Trustee.

SECTION 2.02. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due May 15, 2056, which shall bear the descriptive title “First Mortgage Bonds, Series due May 15, 2056” (such bonds, the “Series 2056 Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereafter specified in this Section. The Series 2056 Bonds may forthwith be executed by the Company substantially in the form set forth in the recitals, including the relevant provisions as indicated therein, and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Trust Indenture. The Series 2056 Bonds shall initially be authenticated and delivered in the aggregate principal amount of $600,000,000. The Series 2056 Bonds may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest payment terms), except for the price to the public and the issue date, and, if applicable, except for the initial interest payment date and initial interest accrual date, as the other Series 2056 Bonds. Any such additional Series 2056 Bonds, together with the Series 2056 Bonds initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $2,000,000,000. The Series 2056 Bonds shall mature on May 15, 2056, and shall be issued as registered bonds without coupons in denominations of $2,000, and integral multiples of $1,000 in excess thereof. The Series 2056 Bonds shall bear interest at a rate of 5.55% per annum on the principal amount thereof payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2026, and the principal shall be payable at the office of the Trustee in the City of Chicago, Illinois, or at the option of the registered owner at the agency of the Company in the Borough of Manhattan, City and State of New York, in lawful money of the United States of America, and the interest shall be payable in like money at the option of the person entitled to such interest either at said office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York. Interest on the Series 2056 Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The Series 2056 Bonds shall be dated as of the date of authentication thereof by the Trustee. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of Chicago, Illinois, are closed pursuant to authorization of law.

As long as there is no existing default in the payment of interest on the Series 2056 Bonds, the person in whose name any Series 2056 Bond is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of any such Series 2056 Bond subsequent to the Record Date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Series 2056 Bond is registered on the Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to the registered holder of any Series 2056 Bond not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2056 Bond may be listed, and upon such notice as may be required by such exchange.

The term “Record Date” as used in this Section 2.02 with respect to any interest payment date (May 15 or November 15) shall mean the May 1 prior to such May 15 or the November 1 prior to such November 15 (whether or not a business day).

As used in this Section 2.02, the term “default in the payment of interest” means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture.

The “Special Record Date” as used in this Section 2.02 shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Series 2056 Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this Section 2.02. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each holder of the Series 2056 Bonds, at his, her or its address as it appears in the bond register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the Series 2056 Bonds are registered on such Special Record Date and shall not be payable pursuant to the paragraph immediately following in this Section 2.02.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2056 Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Section 2.02, such payment shall be deemed practicable by the Trustee.

SECTION 2.03. Prior to November 15, 2035 (six months prior to the maturity date of the Series 2036 Bonds) (the “Series 2036 Par Call Date”), the Company may redeem the Series 2036 Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series 2036 Bonds matured on the Series 2036 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to the Series 2036 Bonds plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Series 2036 Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Series 2036 Par Call Date, the Company may redeem the Series 2036 Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series 2036 Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to November 15, 2055 (six months prior to the maturity date of the Series 2056 Bonds) (the “Series 2056 Par Call Date”), the Company may redeem the Series 2056 Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series 2056 Bonds matured on the Series 2056 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to the Series 2056 Bonds plus 15 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Series 2056 Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Series 2056 Par Call Date, the Company may redeem the Series 2056 Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series 2056 Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the Series 2036 Bonds or the Series 2056 Bonds, as applicable, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Series 2036 Par Call Date or the Series 2056 Par Call Date, as applicable (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life—and shall interpolate to the Series 2036 Par Call Date or the Series 2056 Par Call Date, as applicable, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Series 2036 Par Call Date or the Series 2056 Par Call Date, as applicable. If there is no United States Treasury security maturing on the Series 2036 Par Call Date or the Series 2056 Par Call Date, as applicable, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par

Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Series 2036 Par Call Date or the Series 2056 Par Call Date, as applicable, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

For purposes of Section 10.02 of the Restated Indenture, the redemption price to be set forth in the notice of any redemption of the Series 2036 Bonds occurring prior to the Series 2036 Par Call Date or the Series 2056 Bonds occurring prior to the Series 2056 Par Call Date may be the manner of calculation thereof. The Company shall give the Trustee notice of such redemption price promptly after the calculation thereof.

Upon occurrence of a Tax Credit Event, the Company may redeem, upon notice of redemption, the Series 2036 Bonds or the Series 2056 Bonds, as applicable, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Series 2036 Bonds or the Series 2056 Bonds being redeemed, as applicable, plus accrued and unpaid interest to, but excluding, the redemption date. A notice of redemption of the Series 2036 Bonds or the Series 2056 Bonds, as applicable, upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Series 2036 Bonds or the Series 2056 Bonds, as applicable, were issued and (b) six months from the date of issuance of the Series 2036 Bonds or the Series 2056 Bonds, as applicable, and (ii) shall be accompanied by an Officer’s Certificate stating that a Tax Credit Event has occurred or is occurring.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

A “Tax Credit Event” occurs with respect to the Series 2036 Bonds or the Series 2056 Bonds, as applicable, if, in the Company’s reasonable determination, there exists a material risk, due to the Series 2036 Bonds or the Series 2056 Bonds, as applicable, considered together with other debt having been issued, as part of an original issuance (including Series 2036 Bonds or Series 2056 Bonds, as applicable, issued pursuant to a qualified reopening thereof), to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

Any notice of redemption regarding the occurrence of a Tax Credit Event will be mailed to the Holders of the Series 2036 Bonds or Series 2056 Bonds, as applicable, to be redeemed (which, as long as the Series 2036 Bonds or Series 2056 Bonds, as applicable, are held in the book-entry only system, will be the Depository, its nominee or a successor depository). On and after the date fixed for redemption (unless the Company defaults in the payment of the redemption price and interest accrued thereon, if any, to such date), interest on the Series 2036 Bonds or Series 2056 Bonds, as applicable, or the portions of them so called for redemption will cease to accrue.

Pursuant to the foregoing provisions, the Company may redeem, in whole or in part, the Series 2036 Bonds without redeeming the Series 2056 Bonds or the Series 2056 Bonds without redeeming the Series 2036 Bonds. The provisions of (1) Sections 10.01, 10.02, 10.03, 10.04, 10.05 and 10.06 of ARTICLE X of the Restated Indenture shall be applicable to the Bonds of each series, except that (a) the notice of redemption required to be provided to Holders pursuant to Section 10.02 shall be provided not less than 10 days nor more than 60 days prior to the Redemption Date, (b) any notice of redemption at the Company’s option may state that the redemption will be conditional upon receipt by the Paying Agent, on or prior to the Redemption Date, of money sufficient to pay the principal, premium, if any, on the Bonds of the series being redeemed, and that if money has not been so received, the notice of redemption will be of no force and effect and the Company shall not be required to redeem the Bonds of the series so called for redemption and (2) Sections 6.01, 6.02 and 6.03 of ARTICLE VI of the Restated Indenture shall be applicable to the Bonds of each series, except that the reference in Section 6.03 to “30 days” shall instead be “10 days” and (c) if the Company elects to redeem fewer than all of the Bonds of a series and such Bonds are held through the facilities of DTC (as defined below), the particular Bonds from such series or the portions of them to be redeemed will be selected on a pro rata pass-through distribution of principal basis in accordance with the procedures of DTC.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Neither the Series 2036 Bonds nor the Series 2056 Bonds are subject to a sinking fund.

The redemption prices of the Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section.

SECTION 2.04. The registered owner of any Bond or Bonds of a series, at his, her or its option, may surrender the same with other Bonds of such series at the office of the Trustee in the City of Chicago, Illinois, or at the agency of the Company in the Borough of Manhattan, City and State of New York, or elsewhere if authorized by the Company, for cancellation, in exchange for other Bonds of such series of higher or lower authorized denominations, but of the same aggregate principal amount, bearing interest from its date, and upon receipt of any payment required under the provisions of Section 2.05 hereof. Thereupon the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered Bonds to such registered owner at its office or at any other place specified as aforesaid.

Notwithstanding any other provisions of the Indenture to the contrary, the Company shall not be required to issue, transfer or exchange any Bond of a series during a period of ten (10) days next preceding any selection of Bonds of such series to be redeemed. The Company shall not be required to transfer or exchange any Bond called or being called for redemption in its entirety or to transfer or exchange the called portion of a Bond which has been called for partial redemption.

SECTION 2.05. No charge shall be made by the Company for any exchange or transfer of Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.06. The Bonds shall be executed on behalf of the Company by its President or one of its Vice Presidents, and its corporate seal shall be thereunto affixed, or printed, lithographed or engraved thereon, in facsimile, and attested by the signature of its Secretary or one of its Assistant Secretaries. Any such signatures may be manual or facsimile signatures and may be imprinted or otherwise reproduced. In case any of the officers who shall have signed any Bonds or attested the seal thereon shall cease to be such officers of the Company before the Bonds so signed and sealed actually shall have been authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons who signed such Bonds and attested the seal thereon had not ceased to be such officer or officers of the Company. Any Bond issuable hereunder may be signed or attested on behalf of the Company by such person as at the actual date of the execution of such Bond shall be the proper officer of the Company, although at the date of such Bond such person shall not have been an officer of the Company.

SECTION 2.07. (a) Except as provided in subsections (c) and (g) of this Section 2.07, the registered holder of all of the Series 2036 Bonds and the Series 2056 Bonds shall be The Depository Trust Company (“DTC”) and such Bonds shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of, premium, if any, and interest on any Bonds registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the Bonds to the account of Cede & Co. on each such payment date for the Bonds at the address indicated for Cede & Co. in the bond register kept by the Trustee.

(b) The Series 2036 Bonds and the Series 2056 Bonds shall each be initially issued in the form of one or more separate single authenticated fully registered certificates in the respective aggregate principal amount of such series of Bonds. Upon initial issuance, the ownership of such Bonds shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the Bonds and of giving any notice permitted or required to be given to holders under the Indenture, except as provided in subsection (g) below of this Section 2.07; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each, a “Participant”), any person claiming a beneficial ownership in the Bonds under or through DTC or any Participant (each, a “Beneficial Owner”) or any other person which is not shown on the bond register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment by DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the Bonds; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the Bonds; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the Bonds registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Minnesota and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. Except as otherwise provided in subsections (c) and (g) below of this Section 2.07, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of and interest on the Bonds. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

(c) If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the Series 2036 Bonds or the Series 2056 Bonds or there shall have occurred and be continuing a Completed Default with respect to one or both series of Bonds, the Company shall notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates for such series of Bonds. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Restated Indenture and Section 2.04 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Section 2.07(c). DTC may determine to discontinue providing its services with respect to a series of Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates for such series of Bonds as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (i) to make available one or more separate certificates evidencing the Bonds to any Participant or (ii) to arrange for another book-entry depository to maintain custody of certificates evidencing the Bonds registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for such series of Bonds (except as provided in subsection (g) below of this Section

2.07). After such agreement has become effective, DTC shall present the Bonds of the applicable series for registration of transfer in accordance with Section 2.12 of the Restated Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the Bonds of the applicable series.

(d) Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Bonds and all notices with respect to such Bonds shall be made and given, respectively, to DTC as provided in the blanket representation letter between DTC and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter to the extent applicable to the Trustee.

(e) In connection with any notice or other communication to be provided pursuant to the Indenture for the Bonds by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the Bonds, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.

(f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS NOR THE PARTICIPANTS.

(g) The Company, in its sole discretion, may terminate the services of DTC with respect to a series of Bonds if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to such series of Bonds or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to either series of Bonds. The Company, in its sole discretion and subject to DTC’s procedures, may terminate the services of DTC with respect to either series of Bonds if the Company determines that a continuation of the requirement that all of the outstanding Bonds of such series be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the Bonds. After such event and if no substitute book-entry depository is appointed by the Company, the bond certificates for the Series 2036 Bonds and the Series 2056 Bonds will be delivered as described in the Indenture.

(h) Upon the termination of the services of DTC with respect to the Bonds pursuant to subsections (c) or (g) of this Section 2.07 after which no substitute book-entry depository is appointed, the Bonds shall be registered in whatever name or names holders transferring or exchanging Bonds shall designate in accordance with the provisions of the Indenture.

ARTICLE III.

APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01. The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Series 2036 Bonds and/or Series 2056 Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation, trust company or banking association organized and doing business under the laws of the United States or of any State, shall be authorized under such laws to act as authenticating agent, shall have a combined capital and surplus of at least $10,000,000 and shall be subject to supervision or examination by Federal or State authority. If such corporation, trust company or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) Any corporation, trust company or banking association into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation, trust company or banking association resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation, trust company or banking association succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c) Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d) The Company agrees to pay to any authenticating agent, appointed in accordance with the provisions of Section 3.01 and this Section 3.02, reasonable compensation for its services.

SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Series 2036 Bonds or Series 2056 Bonds, as applicable, shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

(Form of Trustee’s Certificate)

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	[Form – Not for Signature]
Authenticating Agent

By:	[Form – Not for Signature]
Authorized Officer

Dated:

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV.

FINANCING STATEMENT TO COMPLY WITH

THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company
414 Nicollet Mall Minneapolis, Minnesota 55401

Secured Party:	The Bank of New York Mellon Trust Company, N.A., Trustee
311 South Wacker Drive Suite 6200B, Floor 62 Mailbox #44 Chicago, Illinois 60606

NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Minnesota, North Dakota, South Dakota and Iowa.

SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture and this Supplemental Trust Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due July 1, 2025	$250,000,000
Series due March 1, 2028	$150,000,000
Series due July 15, 2035	$250,000,000
Series due June 1, 2036	$400,000,000
Series due July 1, 2037	$350,000,000
Series due November 1, 2039	$300,000,000
Series due August 15, 2040	$250,000,000
Series due August 15, 2042	$500,000,000
Series due May 15, 2044	$300,000,000
Series due August 15, 2045	$300,000,000
Series due May 15, 2046	$350,000,000
Series due September 15, 2047	$600,000,000
Series due March 1, 2050	$600,000,000
Series due June 1, 2051	$700,000,000
Series due April 1, 2031	$425,000,000
Series due April 1, 2052	$425,000,000
Series due June 1, 2052	$500,000,000
Series due May 15, 2053	$800,000,000
Series due March 15, 2054	$700,000,000
Series due May 15, 2035	$600,000,000
Series due May 15, 2055	$500,000,000
Series due May 15, 2036	$600,000,000
Series due May 15, 2056	$600,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture and this Supplemental Trust Indenture.

SECTION 4.05. The 1937 Indenture, the Restated Indenture and the prior Supplemental Indentures, as set forth below, have been filed or recorded in each and every office in the States of Minnesota, North Dakota, South Dakota and Iowa designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture	Supplemental Indenture
Dated February 1, 1937	Dated August 1, 1966

Supplemental Indenture	Supplemental Indenture
Dated June 1, 1942	Dated June 1, 1967

Supplemental Indenture	Supplemental Indenture
Dated February 1, 1944	Dated October 1, 1967

Supplemental Indenture	Supplemental Indenture
Dated October 1, 1945	Dated May 1, 1968

Supplemental Indenture	Supplemental Indenture
Dated July 1, 1948	Dated October 1, 1969

Supplemental Indenture	Supplemental Indenture
Dated August 1, 1949	Dated February 1, 1971

Supplemental Indenture	Supplemental Indenture
Dated June 1, 1952	Dated May 1, 1971

Supplemental Indenture	Supplemental Indenture
Dated October 1, 1954	Dated February 1, 1972

Supplemental Indenture	Supplemental Indenture
Dated September 1, 1956	Dated January 1, 1973

Supplemental Indenture	Supplemental Indenture
Dated August 1, 1957	Dated January 1, 1974

Supplemental Indenture	Supplemental Indenture
Dated July 1, 1958	Dated September 1, 1974

Supplemental Indenture	Supplemental Indenture
Dated December 1, 1960	Dated April 1, 1975

Supplemental Indenture	Supplemental Indenture
Dated August 1, 1961	Dated May 1, 1975

Supplemental Indenture	Supplemental Indenture
Dated June 1, 1962	Dated March 1, 1976

Supplemental Indenture	Supplemental Indenture
Dated September 1, 1963	Dated June 1, 1981

Supplemental Indenture	Supplemental Indenture
Dated December 1, 1981	Dated June 1, 2000

Supplemental Indenture	Supplemental Indenture
Dated May 1, 1983	Dated August 1, 2000

Supplemental Indenture	Supplemental Indenture
Dated December 1, 1983	Dated June 1, 2002

Supplemental Indenture	Supplemental Indenture
Dated September 1, 1984	Dated July 1, 2002

Supplemental Indenture	Supplemental Indenture
Dated December 1, 1984	Dated August 1, 2002

Supplemental Indenture	Supplemental Indenture
Dated May 1, 1985	Dated May 1, 2003

Supplemental Indenture	Supplemental Indenture
Dated September 1, 1985	Dated August 1, 2003

Supplemental and Restated Indenture	Supplemental Indenture
Dated May 1, 1988	Dated July 1, 2005

Supplemental Indenture	Supplemental Indenture
Dated July 1, 1989	Dated May 1, 2006

Supplemental Indenture	Supplemental Indenture
Dated June 1, 1990	Dated June 1, 2007

Supplemental Indenture	Supplemental Indenture
Dated October 1, 1992	Dated March 1, 2008

Supplemental Indenture	Supplemental Indenture
Dated April 1, 1993	Dated November 1, 2009

Supplemental Indenture	Supplemental Indenture
Dated December 1, 1993	Dated August 1, 2010

Supplemental Indenture	Supplemental Indenture
Dated February 1, 1994	Dated August 1, 2012

Supplemental Indenture	Supplemental Indenture
Dated October 1, 1994	Dated May 1, 2013

Supplemental Indenture	Supplemental Indenture
Dated June 1, 1995	Dated May 1, 2014

Supplemental Indenture	Supplemental Indenture
Dated April 1, 1997	Dated August 1, 2015

Supplemental Indenture	Supplemental Indenture
Dated March 1, 1998	Dated May 1, 2016

Supplemental Indenture	Supplemental Indenture
Dated May 1, 1999	Dated September 1, 2017

Supplemental Indenture	Supplemental Indenture
Dated September 1, 2019	Dated May 1, 2023

Supplemental Indenture	Supplemental Indenture
Dated June 8, 2020	Dated February 1, 2024

Supplemental Indenture	Supplemental Indenture
Dated March 1, 2021	Dated April 1, 2025

Supplemental Indenture
Dated May 1, 2022

SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor which may be issued from time to time in the future in accordance with the provisions of the Indenture.

ARTICLE V.

AMENDMENTS TO PROVISIONS OF RESTATED INDENTURE

SECTION 5.01. (a) Subject to Section 5.02 hereof, Section 1.03 of the Restated Indenture shall be amended to delete the definition of “Maintenance Fund” set forth therein.

(b) Subject to Section 5.02 hereof, Section 5.03 of the Restated Indenture shall be amended and restated to read in its entirety as follows:

“SECTION 5.03. No Bonds shall be authenticated and delivered under the provisions of this Article V upon the basis of the acquisition or construction by the Company of any Permanent Additions until the Cost and Fair Value of such Permanent Additions shall have been certified to the Trustee as provided in Section 5.05. The aggregate principal amount of Bonds that may be authenticated and delivered under the provisions of this Article V is limited to 66-2/3% of the Cost or Fair Value, whichever is less, of the Permanent Additions forming the basis of the authentication and delivery thereof, provided that: (a) in each case, there shall be deducted from such Cost or Fair Value, as the case may be, the amounts removed from the fixed capital accounts of the Company as and for the Cost of any Retired Property during the period from February 1, 1937 to a date not more than 90 days preceding the date of authentication and delivery of the Bonds applied for; (b) in the case of Retired Property lost or destroyed by fire, or sold and released from the Lien of the Indenture, which is offset in whole or in part by cash, purchase money obligations deposited with the Trustee or property received in exchange for such Retired Property and made subject to the Lien of the Indenture, the amount deducted on account of such Retired Property shall be only the amount by which the Cost thereof shall exceed the aggregate amount of cash, the Fair Value of the purchase money obligations so deposited and the property received in such exchange; and (c) any such amounts which shall have been once deducted from the Cost or Fair Value of Permanent Additions included in any certificate previously delivered to the Trustee (including certificates delivered, prior to the Effective Date, pursuant to the Original Indenture or any Subsequent Supplemental Trust Indenture), for the authentication and delivery of Bonds, the withdrawal of cash or the release of property under any of the provisions of the Indenture, for the satisfaction of any sinking fund requirement relating to any series of Bonds, need not be deducted again on any such subsequent Application.

In no event shall the Indenture be construed to require the Company to deduct the Cost of Retired Property which was constructed, acquired or erected on or subsequent to February 1, 1937, but which has not at any time been included and may not after such time be included as a Permanent Addition in any Engineer’s Certificate delivered to the Trustee under subsection (a) of Section 5.05.”

(c) Subject to Section 5.02 hereof, Section 5.05 of the Restated Indenture shall be amended to delete subsections (iii) and (iv) of the first paragraph of such section.

(d) Subject to Section 5.02 hereof, Section 5.06(b) of the Restated Indenture shall be amended to delete the following: “, except to the extent permitted by Section 9.05.”

(e) Subject to Section 5.02 hereof, Section 5.07(d)(1) of the Restated Indenture shall be amended to delete the following: “(including any amounts attributable to subsection (b) of Section 9.05).”

(f) Subject to Section 5.02 hereof, Section 5.07(d)(8) of the Restated Indenture shall be amended to delete the following: “, except to the extent permitted by Section 9.05.”

(g) Subject to Section 5.02 hereof, Section 6.01 of the Restated Indenture shall be amended and restated to read in its entirety as follows:

“SECTION 6.01. Subject to the provisions of Article IV, the Company may issue and the Trustee shall authenticate and deliver Bonds, in addition to those provided for in any other Section hereof, in an aggregate principal amount not exceeding the aggregate principal amount of any previously issued Bonds which shall have been retired, if the Trustee shall have received an Officer’s Certificate stating the aggregate principal amount of Bonds in respect of whose retirement the Bonds applied for in the accompanying Application are to be authenticated and delivered and that such retired Bonds do not include Bonds retired or used as subsequently specified in this Section 6.01; provided that no Bond shall be issued in respect of any such retired Bond (a) which shall have been retired (1) through the use of cash deposited with the Trustee pursuant to the provisions of Article VII, (2) through the use of cash constituting any part of the Release Fund or which pursuant to the Indenture is to be held or disposed of or applied in the same manner as moneys in the Release Fund, or (3) through the use of cash constituting a part of, or in lieu of the deposit of any such cash in, or through the operation of a sinking fund or other similar fund applicable to its retirement if the provisions establishing such sinking fund or other similar fund prohibit such issuance, or (b) whose retirement was previously used as a basis for the issuance of Bonds under this Section 6.01, or (c) which shall have been retired prior to the Effective Date and which the Company would not have been permitted under Section 1 of Article VI of the Original Indenture to use as a basis for the issuance of additional Bonds.”

(h) Subject to Section 5.02 hereof, ARTICLE IX of the Restated Indenture shall be deleted in its entirety.

SECTION 5.02. The holders of the Bonds shall have and be deemed to have approved and consented to the amendments set forth in Section 5.01 without the need for any further action or consent by such holder; however, such amendments shall not become effective until such time as there is no Bond Outstanding (as defined in the Restated Indenture) of any series created prior to February 15, 2024 or when the requisite approvals under Section 18.02 of the Restated Indenture shall have been received.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the Bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subject to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate) and the Trustee shall incur no responsibility in respect of such matters.

SECTION 6.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 6.03. (a) If any provision of the Indenture or this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provision shall control.

(b) In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the Bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 6.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1937,” “Original,” “Restated,” or “Supplemental,” such word was used intentionally to include in its meaning both the 1937 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 6.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 6.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

The total aggregate amount of obligations to be initially issued forthwith under this Supplemental Trust Indenture shall not exceed $1,200,000,000, consisting of the Series 2036 Bonds in the aggregate principal amount of $600,000,000 and the Series 2056 Bonds in the aggregate principal amount of $600,000,000.

IN WITNESS WHEREOF, on this 20th day of February, A.D. 2026, NORTHERN STATES POWER COMPANY, a Minnesota corporation, party of the first part, has caused its corporate name to be hereunto affixed and this Supplemental Trust Indenture effective February 1, 2026, to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to Harris Trust and Savings Bank and BNY Midwest Trust Company), a national banking association, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this Supplemental Trust Indenture effective February 1, 2026, to be signed by its President, a Vice President or an Assistant Vice President.

NORTHERN STATES POWER COMPANY

/s/ Todd A. Wehner
By:	Todd A. Wehner
Its:	Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By:	Amy L. Schneider
Its:	Vice President, Corporate Secretary

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

/s/ April Bradley
By:	April Bradley
Its:	Vice President

[Signature Page to Supplemental Indenture]

STATE OF MINNESOTA	)
) SS.:
COUNTY OF SCOTT	)

This instrument was acknowledged before me on February 20, 2026 by Todd A. Wehner as Vice President, Treasurer, and Amy L. Schneider, as Vice President, Corporate Secretary, of Northern States Power Company, a Minnesota corporation, on behalf of the corporation.

/s/ Kristin Lynn Westlund
Kristin Lynn Westlund
Notary Public, State of Minnesota
My commission expires: January 31, 2031

STATE OF TEXAS	)
) SS.:
COUNTY OF HARRIS	)

On the 25th day of February in the year 2026, before me, the undersigned, personally appeared, April Bradley, a Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory identification to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Colin H. Latimer
Colin H. Latimer
My Commission Expires 7/30/2028
Notary ID 135016122

SCHEDULE A

The property referred to in Article I of the foregoing Supplemental Trust Indenture from Northern States Power Company to The Bank of New York Mellon Trust Company, N.A. as successor trustee to Harris Trust and Savings Bank, effective as of February 1, 2026, includes the following property hereafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clause or elsewhere in the Indenture.

I. PROPERTIES IN THE STATE OF MINNESOTA

1.	The following described real property, situate, lying and being in the County of Hennepin, to wit:

Maple Grove Rail Spur

Outlot B, Metropolitan Industrial Park Northwest, Hennepin County, Minnesota.

2.	The following described real property, situate, lying and being in the County of Lyon, to wit:

Garvin Substation

The North Half of the Southwest Quarter of Section 23, Township 109 North, Range 41 West of the Fifth Principal Meridian, EXCEPTING THEREFROM Parcel 212A on Minnesota Department of Transportation Right-of-Way Plat Numbered 42-9, recorded as Document No. 094303 Lyon County, Minnesota.

Shetek Substation

A parcel of land located in the Southwest Quarter of the Southwest Quarter (SW1/4 SW1/4) of Section 14, Township 109 North, Range 40 West of the 5th P.M., Lyon County, Minnesota, said parcel being more particularly described as follows:

Commencing at the Southwest corner of said Southwest Quarter, which is evidenced by a mag nail; thence North 0 degrees 05 minutes 47 seconds West along the West line of said Quarter, for 251.40 feet to the Point of Beginning;

Thence continue North 0 degrees 05 minutes 47 seconds West along said Section line for 454.33 feet;

Thence North 89 degrees 54 minutes 13 seconds East along a line perpendicular to said West line, for 1241.54 feet to the Northwest corner of a tract of land as shown on Survey recorded as Certificate No. 5699 and File No. 997 in Lyon County Recorder’s Office, said corner being evidenced by a rebar with cap stamped LS 49564;

Thence South 1 degree 21 minutes 25 seconds East along the West line of said Tract, for 280.11 feet to a Southwesterly corner thereof, said corner being evidenced by a rebar with cap stamped LS 49564;

Thence South 88 degrees 46 minutes 02 seconds West for 573.30 feet to the Northeast corner of a tract of land described in File No. ER08089, said corner being evidence by a rebar with cap stamped LS 43884;

Thence South 88 degrees 45 minutes 32 seconds West along the North line of said Tract, for 114.39 feet to the Northwest corner thereof, said corner being evidence by a rebar with cap stamped LS 43884;

Thence continue South 88 degrees 45 minutes 32 seconds West, for 167.94 feet;

Thence South 1 degree 10 minutes 36 seconds East for 149.85 feet to the Northeast corner of a tract of land as described in File No. 213075 of Lyon County Records, said corner being evidence by a rebar with cap stamped LS 11943;

Thence South 88 degrees 49 minutes 24 seconds West along the North line of said Tract, for 395.14 feet to the Northwest corner of that parcel of land as described in Deed Book 70, Page 13;

Thence South 89 degrees 54 minutes 13 seconds West along a line perpendicular to the West line of said Southwest Quarter, 33.00 feet to the Point of Beginning of the parcel herein described.

Lyon County, Minnesota

Abstract Property

3.	The following described real property, situate, lying and being in the County of Meeker, to wit:

Sunflower Substation

The Northeast Quarter of the Northeast Quarter of Section Four (4), Township One Hundred Eighteen (118) North, Range Thirty-two (32) West.

4.	The following described real property, situate, lying and being in the County of Ramsey, to wit:

Dayton’s Bluff Substation – Expansion

The following described real property located in the County of Ramsey, State of Minnesota:

Lot 2, Block 2, Dayton’s Bluff RR Addition, according to the plat thereof.

Gas Reg. Station R590-Albemarle

Lot 37, Block 16, Rice Street Villas

(Torrens Certificate of Title No. 660413)

5.	The following described real property, situate, lying and being in the County of Sherburne, to wit:

Big Oaks Substation

The East Half (E1/2) of the Southwest Quarter (SW1/4) of Section 7, Township 33 North, Range 28 West, Sherburne County, Minnesota.

6.	The following described real property, situate, lying and being in the County of Stearns, to wit:

Blue Heron Substation - Expansion

Tract A

The East Half of Lot 2, together with the West 37.25 feet of Lot 3, measured at right angle to the West line of said Lot 3, all in Block 1, West Wind Development, according to the recorded plat thereof, Stearns County, Minnesota; EXCEPT that part designated as Parcel 238B on Minnesota Department of Transportation Right of Way Plat No. 73-68, filed April 22, 2002, as Document No. 1006783, which was conveyed to the State of Minnesota by Warranty Deed dated May 7, 2002, filed June 6, 2002 as Document No. 1012255.

Stearns County, Minnesota

Abstract Property

Tract B

Lot 3, Block 1, West Wind Development, according to the recorded plat thereof, less and except the West 37.25 feet thereof, measured at right angle to the West of said Lot 2, Stearns County, Minnesota; EXCEPT that part designated as Parcel 238B on Minnesota Department of Transportation Right of Way Plat No. 73-68, filed April 22, 2002, as Document No. 1006783, which was conveyed to the State of Minnesota by Warranty Deed dated May 7, 2002, filed June 6, 2002 as Document No. 1012255.

Stearns County, Minnesota

Abstract Property

Horseshoe Lake Substation

Lot 1, Block 1, NSP’s Horseshoe Lake Addition

7.	The following described real property, situate, lying and being in the County of Wright, to wit:

Hasty TCLO Storage Yard

The South Half of the Northwest Quarter (S1/2 of NW1/4) and that part of the Northwest Quarter of the Northwest Quarter (NW1/4 of NW1/4) which lies Southerly of the Southerly right-of-way line of Interstate Highway 94, Section Twenty-one (21), Township One Hundred Twenty-two (122), Range Twenty-six (26), Wright County, Minnesota.

II. PROPERTIES IN THE STATE OF NORTH DAKOTA

1.	The following described real property, situate, lying and being in the County of Cass, to-wit:

Thunder Substation

Lot 1, Block 3, 19th Avenue Northeast Pond Addition to the City of Fargo, Cass County, North Dakota.

2.	The following described real property, situate, lying and being in the County of Grand Forks, to-wit:

Larimore Meter Station

That part of the North Half of the Northeast Quarter of Section 6, Township 151 North, Range 52 West of the 5th Principal Meridian, Grand Forks County, North Dakota, described as follows:

Commencing at the northwest corner of said Section 6; thence North 87 degrees 38 minutes 56 seconds East, assumed bearing, along the north line of said Section 6, a distance of 2101.14 feet; thence South 02 degrees 21 minutes 04 seconds East perpendicular to said north line, a distance of 135.00 feet to the south Right-of-Way line of US Highway 2; thence continuing South 02 degrees 21 minutes 04 seconds East, a distance of 15.00 feet to the Point of Beginning; thence North 87 degrees 38 minutes 56 seconds East, parallel with said south Right-of-Way line, a distance of 85.00 feet; thence South 02 degrees 21 minutes 04 seconds East perpendicular to said south line, a distance of 75.00 feet; thence South 87 degrees 38 minutes 56 seconds West parallel with said south Right-of-way line, a distance of 85.00 feet; thence North 02 degrees 21 minutes 04 seconds West, a distance of 75.00 feet to the Point of Beginning.

III. PROPERTIES IN THE STATE OF SOUTH DAKOTA

1.	The following described real property, situate, lying and being in the County of Minnehaha, to wit:

Angus Anson Additional Buffer Land

Lot 1 in Block 3 of Encore Park Addition to the City of Brandon, Minnehaha County, South Dakota, according to the recorded plat thereof.

Lot 1 in Block 2 of Encore Park Addition to the City of Brandon, Minnehaha County, South Dakota, according to the recorded plat thereof.

Lot 2 in Block 2 of Encore Park Addition to the City of Brandon, Minnehaha County, South Dakota, according to the recorded plat thereof.

Lot 2 in Block 3 of Encore Park Addition to the City of Brandon, Minnehaha County, South Dakota, according to the recorded plat thereof, except Lot 4 Block 3 contained therein.

TRANSMISSION LINES OF THE COMPANY

The electric transmission lines of the Company, including towers, poles, pole lines, wires, switch racks, switchboards, insulators and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under or upon any private property of public street or highway within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

I. IN THE STATE OF MINNESOTA

Line 0724

Renville County

Sections 3 & 4, Township 115 North, Range 36 West

Section 34, Township 116 North, Range 36 West

Line 0749

Waseca County

Sections 22 & 27, Township 107 North, Range 22 West

Line 0832

Scott County

Section 25, Township 113 North, Range 21 West

Line 5412

Clay County

Section 33, Township 141 North, Range 46 West

Line 5509

Benton County

Sections 12 & 13, Township 36 North, Range 31 West

Line 5578

Dakota County

Sections 25, 26 & 36, Township 115 North, Range 19 West

Line 5579

Dakota County

Sections 25, 26 & 36, Township 115 North, Range 19 West

Line 5652

Sherburne County

Sections 6 & 7, Township 33 North, Range 28 West

Section 1, Township 33 North, Range 29 West

Line 5654

Dakota County

Sections 2, 3, 4, 5, 7, 8, 10 & 11, Township 113 North, Range 19 West

Sections 7, 8, 9, 10, 11, 12, 13, 15, 16 & 18, Township 113 North, Range 20 West

Sections 13, Township 113 North, Range 21 West

Sections 31 & 32, Township 114 North, Range 18 West

Sections 35 & 36, Township 114 North, Range 19 West

Line 5654

Scott County

Sections 13, 14, 15, 16, 17 & 18, Township 113 North, Range 21 West

Sections 13, 19, 20, 21, 22, 23, 24, 25, 26, 28, 29 & 30, Township 113 North, Range 22 West

Sections 19, 20, 21, 22, 23, 25, 26 & 30, Township 113 North, Range 23 West

Sections 25 & 36, Township 113 North, Range 24 West

Line TSG (5651)

Sherburne County

Sections 1 & 2, Township 33 North, Range 29 West

Sections 36, Township 34 North, Range 29 West

II. IN THE STATE OF SOUTH DAKOTA

Line 0729

Minnehaha County

Sections 27, 28, 33 & 34, Township 101 North, Range 49 West

SCHEDULE B

Recording Information Regarding Supplemental and Restated Trust Indenture dated May 1, 1988 State of Minnesota

County	Date of Recording	Document Number	Book/Page
Anoka (Torrens)	11/29/1988	181145
Anoka (Abstract)	11/29/1988	832568
Benton (Abstract)	11/29/1988	190574
Blue Earth (Torrens)	11/28/1988	37394
Blue Earth (Abstract)	11/28/1988	304cr087
Brown (Abstract)	11/29/1988	251892
Carver (Torrens)	11/28/1988	59272
Carver (Abstract)	11/28/1988	101412
Chippewa (Abstract)	11/28/1988	208437	Book 124, Page 253
Chisago (Abstract)	11/28/1988	214037
Clay (Abstract)	11/28/1988	418408
Cottonwood (Abstract)	2/22/2021	290610
Crow Wing (Abstract)	2/10/2021	947277
Dakota (Torrens)	11/28/1988	210144
Dakota (Abstract)	11/28/1988	867502
Dodge (Torrens)	11/29/1988	1780
Dodge (Abstract)	11/29/1988	75435	Book 109, Page 814
Douglas (Abstract)	11/28/1988	94699
Freeborn (Abstract)	2/23/2021	547348
Goodhue (Torrens)	6/15/2020	T30240
Goodhue (Abstract)	11/28/1988	324383
Hennepin (Torrens)	11/23/1988	1977022
Hennepin (Abstract)	11/23/1988	5480278
Houston (Abstract)	11/28/1988	156468	Book 353, Page 444
Kandiyohi (Abstract)	11/28/1988	337360
Le Sueur (Abstract)	11/28/1988	212560
Lincoln (Abstract)	8/7/2015	2015-000887
Lyon (Abstract)	11/28/1988	72618	Book 273, Page 167
Martin (Abstract)	4/29/2015	2015R-424949
McLeod (Abstract)	11/29/1988	225742	Book 259, Page 425
Meeker (Abstract)	11/28/1988	226716	Book 579, Page 272
Morrison (Abstract)	4/28/2015	535016
Mower (Abstract)	11/29/1988	390965	Book 443, Page 475
Murray (Abstract)	11/28/1988	179222
Nicollet (Abstract)	11/28/1988	173585	Book 232, Page 280

B-1

Nobles (Abstract)	8/6/2015	A347946
Norman (Abstract)	11/29/1988	180366
Pipestone (Abstract)	11/29/1988	158524	Book 277, Page 311
Pope (Abstract)	11/28/1988	175439	Book 88, Page 31
Ramsey (Torrens)	11/28/1988	884195
Ramsey (Abstract)	11/28/1988	2470568
Redwood (Abstract)	11/28/1988	256933	Book 212, Page 713
Renville (Abstract)	11/29/1988	269077	Book 200, Page 46
Rice (Abstract)	11/29/1988	334010	Book 503, Page 69
Rock (Abstract)	8/24/2015	186849
Roseau (Abstract)	9/16/1991	198662	Book 373, Page 210
Scott (Torrens)	11/28/1988	44347
Scott (Abstract)	11/28/1988	253860
Sherburne (Torrens)	11/29/1988	11080
Sherburne (Abstract)	11/29/1988	224494
Sibley (Abstract)	11/28/1988	143383	Book 99, Page 261
Stearns (Abstract)	11/28/1988	649221
Steele (Abstract)	8/6/2015	A000403527
Wabasha (Abstract)	11/28/1988	185033	Book 149, Page 378
Waseca (Abstract)	11/29/1988	179370	Book 131, Page7
Washington (Torrens)	11/28/1988	93239
Washington (Abstract)	11/28/1988	588235
Watonwan (Abstract)	11/29/1988	154112
Winona (Torrens)	11/28/1988	323976
Winona (Abstract)	11/28/1988	323976
Wright (Torrens)	11/28/1988	7562
Wright (Abstract)	11/28/1988	450576	Book 218, Page 950
Yellow Medicine (Abstract)	11/29/1988	194226	Book 182, Page 566

State of North Dakota

County	Date of Recording	Document Number
Cass	11/28/1988	695915
Dickey	3/27/2019	189695
Grand Forks	11/29/1988	444310
Rolette	8/13/2015	64617
Stutsman	8/13/2015	214042
Traill	11/29/1988	131627
Ward	11/29/1988	669918

B-2

State of Iowa

County	Date of Recording	Document Number
Worth	3/26/2021	20210398

B-3